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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) June 24, 1997

                           Transworld HealthCare, Inc.
             (Exact name of Registrant as specified in its charter)


                                    New York
                 (State or other jurisdiction of incorporation)



             1-11570                                          13-3098275
    (Commission File Number)                      (I.R.S. Employer Identification No.)


        555 Madison Avenue, New York, New York                   10022
    (Address of principal executive offices)                   (Zip Code)

        Registrant's telephone number, including area code (212) 750-0064


                   75 Terminal Avenue, Clark, New Jersey 07066
         (Former name or former address, if changed since last report.)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.


         Transworld HealthCare, Inc. ("Transworld") announced on June 24, 1997 that with respect to its offer to purchase Omnicare plc ("Omnicare") by its UK subsidiary, Transworld Healthcare (UK) Limited ("Transworld UK"), it has received valid acceptances from Omnicare shareholders for 9,340,083 ordinary Omnicare shares. Those shares together with the 1,765,000 Omnicare shares already owned by Transworld UK, represent approximately 93% of the current outstanding share capital of Omnicare. The purchase price is 167 pence for each ordinary share. Transworld also noted that the offer to purchase the balance of the outstanding shares will remain open for acceptance until further notice and that the offer was declared unconditional as to acceptance, with all other conditions having been fulfilled or waived. The offer is not being made, directly or indirectly, in or into the United States. The purchase price for the acquisition of the Omnicare shares will be paid from working capital.

         Omnicare provides respiratory equipment and services to home care patients in the United Kingdom under the terms of contracts and licenses with various United Kingdom National Health Service agencies. Omnicare also dispenses a range of medical and surgical products, principally stoma products, to patients at home, as well as providing those patients with advisory and other services through its network of regional care centers.
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ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (a)   Financial Statements of Business Acquired

            The required financial statements are not included in this filing. Transworld will file such required statements within the time period required by the rules and regulations of the Securities and Exchange Commission.

      (b)   Pro Forma Financial Information.

            The required pro forma financials are not included in this filing. Transworld will file such required pro forma statements within the time period required by the rules and regulations of the Securities and Exchange Commission.

      (c)   Exhibits.

            Recommended Cash Offer by Henry Cooke Corporate Finance Ltd. on behalf of Transworld Healthcare (UK) Limited, a subsidiary of Transworld HealthCare, Inc. for Omnicare plc will be filed by amendment.



            Certain statements contained herein are forward-looking statements that have been made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties which may cause the actual results in the future periods or plans for future periods to differ materially from those described herein as anticipated, believed or estimated.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Transworld HealthCare, Inc.
                                                     (Registrant)


Date:  June 27, 1997                        By: /s/ Wayne A. Palladino
                                                -------------------------------
                                                Wayne A. Palladino
                                                Senior Vice President and
                                                Chief Financial Officer